Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER 2012 RESULTS
Achieves RevPAR growth of 5.1 percent, adjusted EBITDA growth of 30 percent, adjusted FFO per share growth of 36 percent and Hotel EBITDA margin improvement of 180 basis points
BETHESDA, MD, October 17, 2012 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended September 30, 2012. The Company's results include the following:

	Third Quarter		Year-to-Date
	2012	2011	2012	2011
	($'s in millions except per share/unit data)

Total Revenue	$237.0	$199.1	$651.4	$540.0
Net income to common shareholders	$26.5	$14.9	$35.2	$12.4
Net income to common shareholders per diluted share	$0.31	$0.18	$0.41	$0.15
EBITDA(1)	$81.3	$63.3	$191.2	$153.8
Adjusted EBITDA(1)	$81.7	$62.8	$201.1	$155.2
FFO(1)	$58.1	$41.9	$128.2	$95.0
Adjusted FFO(1)	$58.4	$42.4	$138.0	$97.4
FFO per diluted share/unit(1)	$0.67	$0.49	$1.49	$1.18
Adjusted FFO per diluted share/unit(1)	$0.68	$0.50	$1.61	$1.21

RevPAR	$178.43	$169.80	$162.26	$154.80
RevPAR growth	5.1%		4.8%
Hotel EBITDA Margin	35.9%	34.1%	32.6%	31.1%
Hotel EBITDA Margin growth	180 bps		155 bps

(1) See tables later in press release, which list adjustments that reconcile net income to earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, funds from operations ("FFO"), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release.

Third Quarter Highlights

▪
RevPAR: Room revenue per available room (“RevPAR”) for the quarter ended September 30, 2012 increased 5.1 percent to $178.43, as a result of a 3.3 percent increase in average daily rate (“ADR”) to $205.75 and a 1.7 percent improvement in occupancy to 86.7 percent.

▪	Hotel EBITDA Margin: The Company's hotel EBITDA margin for the third quarter was 35.9 percent, a 180 basis point improvement compared to the comparable prior year period.

▪	Adjusted EBITDA: The Company's adjusted EBITDA was $81.7 million, an increase of 30.1 percent over the third quarter of 2011.

▪
Adjusted FFO: The Company generated third quarter adjusted FFO of $58.4 million, or $0.68 per diluted share/unit, compared to $42.4 million or $0.50 per diluted share/unit for the comparable prior year period, an increase of 36.0 percent in adjusted FFO per diluted share/unit.

▪
Acquisitions: On July 13, 2012, the Company invested $67.4 million to acquire the performing mezzanine loan secured by the equity interests in the entities that own Shutters on the Beach and Hotel Casa Del Mar in Santa Monica, California. The Company purchased the debt instrument for 93.6 percent of the $72.0 million face value of the loan. The fixed-rate, interest only coupon on the mezzanine loan is 9.76 percent at par value, which translates to a 10.4 percent interest rate on the Company's investment. The mezzanine loan matures on May 11, 2014.

▪
Capital Markets: On August 2, 2012, the Company entered into a new $300.0 million unsecured loan. The five-year term loan matures on August 2, 2017, including a one-year extension subject to certain conditions. The term loan was swapped to a fixed interest rate for the full five-year term. The term loan's interest rate will be 2.68 percent when the Company's leverage ratio (as defined by the term loan) is between 4.0 and 4.75 times. $200.0 million of the loan proceeds were funded at closing. The Company has the flexibility to draw the remaining $100.0 million any time during the 95 days following closing and expects to draw these funds toward the end of the 95-day period.

▪	Capital Investments: The Company invested $13.7 million of capital in its hotels.

▪	Dividends: On September 12, 2012, the Company declared a third quarter 2012 dividend of $0.20 per common share of beneficial interest.
“We are pleased with the performance of our portfolio during the quarter,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “We continued to see the bulk of our revenue increases come through improved average rate. This, in conjunction with our diligent asset management practices led to outstanding hotel EBITDA margin growth of 180 basis points. On the capital markets front, we closed on a very favorable five-year term loan, which enabled us to further reduce the balance on our senior unsecured credit facility.”

Year-to-date Highlights
For the nine months ended September 30, 2012, RevPAR increased 4.8 percent to $162.26, with ADR growth of 4.2 percent to $200.87 and a 0.6 percent improvement in occupancy to 80.8 percent. The Company's hotel EBITDA margin was 32.6 percent, an increase of 155 basis points compared to the comparable prior year period. The Company invested $48.9 million of capital in its hotels during the nine months ended September 30, 2012.
Balance Sheet
As of September 30, 2012, the Company had total outstanding debt of $1.21 billion, including $201.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company's senior unsecured credit facility) was 4.4 times as of September 30, 2012 and its fixed charge coverage ratio was 2.9 times. For the third quarter, the Company's weighted average interest rate was 4.3 percent. As of September 30, 2012, the Company had $22.4 million of cash and cash equivalents on its balance sheet and capacity of $563.1 million available on its credit facilities.
Park Central Renovation Update
The Company plans to commence the renovation and repositioning of the Park Central Hotel in New York City early January 2013 and continue through at least the third quarter and possibly into the fourth quarter of 2013. Of the hotel's 934 rooms, 761 rooms will be renovated as part of the main hotel, which will undergo a lobby, guestroom and corridor renovation. The remaining 173 rooms will be upgraded as part of the premium hotel, which will include a separate lobby on 55th Street, premium amenities and a more upscale guestroom product. The Company expects to invest between $60.0 and $70.0 million to complete the renovation.
“We are very excited about our plans for the Park Central. As would be expected from a renovation of this scope and size, in a property that operates with high occupancy, there will be EBITDA displacement during 2013. This displacement is expected to range between $8.0 and $12.0 million during 2013,” said Michael D. Barnello. “The displacement is one time in nature and it is our expectation that the property will be in a much better position in 2014 and beyond. This EBITDA impact will be partially offset by the January inauguration, which will be helpful for our DC portfolio and the rebound from EBITDA displacement at the Roger Williams and Le Montrose hotels, which occurred during the first half of 2012.”

2012 Outlook
The Company is updating its 2012 outlook, tightening the range to reflect its expectations for the one remaining quarter of the year. The revised outlook assumes no additional acquisitions or equity issuance for the remainder of 2012. The Company's revised financial expectations for 2012 are as follows:

	Previous Outlook		Current Outlook
	Low-end	High-end	Low-end	High-end
	($'s in millions except per share/unit data)
RevPAR growth	4.5%	6.0%	4.5%	4.8%
Hotel EBITDA Margins	32.3%	32.8%	32.3%	32.5%
Hotel EBITDA Margin Change	125 bps	175 bps	125 bps	150 bps
Adjusted EBITDA	$263.5	$272.0	$263.5	$265.5
Adjusted FFO	$179.3	$186.8	$179.3	$180.3
Adjusted FFO per diluted share/unit	$2.09	$2.17	$2.09	$2.10
Earnings Call
The Company will conduct its quarterly conference call on Thursday, October 18, 2012 at 10:00 AM EDT. To participate in the conference call, please dial (888) 811-5421. Additionally, a live webcast of the conference call will be available through the Company's website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns interests in 40 hotels of which 38 are owned 100 percent. The 38 wholly-owned properties are upscale full-service hotels, totaling 10,200 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private

Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about outlook for RevPAR, hotel EBITDA margin, adjusted FFO, adjusted EBITDA and derivations thereof and the terms and the renovation plans and future expectations for the Park Central Hotel. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company's Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
# # #
Additional Contacts:
Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at
www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Hotel operating revenues:
Room	$167,437	$133,152	$449,315	$356,070
Food and beverage	52,896	50,554	156,298	142,999
Other operating department	15,410	14,256	42,105	37,374
Total hotel operating revenues	235,743	197,962	647,718	536,443
Other income	1,254	1,166	3,693	3,585
Total revenues	236,997	199,128	651,411	540,028
Expenses:
Hotel operating expenses:
Room	39,662	30,920	112,203	86,893
Food and beverage	37,751	34,669	111,488	99,249
Other direct	5,659	5,895	15,843	15,737
Other indirect	54,532	48,411	157,725	136,465
Total hotel operating expenses	137,604	119,895	397,259	338,344
Depreciation and amortization	31,480	27,765	92,911	83,572
Real estate taxes, personal property taxes and insurance	11,254	9,199	32,930	26,470
Ground rent	2,627	2,485	6,613	5,861
General and administrative	5,172	4,185	14,635	12,919
Acquisition transaction costs	156	153	4,057	574
Other expenses	922	668	2,391	1,749
Total operating expenses	189,215	164,350	550,796	469,489
Operating income	47,782	34,778	100,615	70,539
Interest income	2,060	8	2,086	22
Interest expense	(14,110)	(9,856)	(38,391)	(29,566)
Income before income tax expense and discontinued operations	35,732	24,930	64,310	40,995
Income tax expense	(4,943)	(3,125)	(6,920)	(5,670)
Income from continuing operations	30,789	21,805	57,390	35,325
Discontinued operations:
Income from operations of property disposed of	0	760	0	441
Income tax expense	0	(244)	0	(112)
Net income from discontinued operations	0	516	0	329
Net income	30,789	22,321	57,390	35,654
Noncontrolling interests:
Redeemable noncontrolling interest in loss of consolidated entity	0	0	0	2
Noncontrolling interests of common units in Operating Partnership	(116)	0	(224)	0
Net (income) loss attributable to noncontrolling interests	(116)	0	(224)	2
Net income attributable to the Company	30,673	22,321	57,166	35,656
Distributions to preferred shareholders	(4,166)	(7,402)	(17,567)	(22,550)
Issuance costs of redeemed preferred shares	0	0	(4,417)	(731)
Net income attributable to common shareholders	$26,507	$14,919	$35,182	$12,375

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Earnings per Common Share - Basic:
Net income attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$0.31	$0.17	$0.41	$0.15
Discontinued operations	0.00	0.01	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.31	$0.18	$0.41	$0.15
Earnings per Common Share - Diluted:
Net income attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$0.31	$0.17	$0.41	$0.15
Discontinued operations	0.00	0.01	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.31	$0.18	$0.41	$0.15
Weighted average number of common shares outstanding:
Basic	85,876,584	84,640,196	85,278,331	80,392,686
Diluted	86,056,957	84,752,112	85,449,543	80,559,299

Comprehensive Income:
Net income	$30,789	$22,321	$57,390	$35,654
Other comprehensive loss:
Unrealized loss on interest rate derivative instruments	(3,839)	0	(8,534)	0
Comprehensive income	26,950	22,321	48,856	35,654
Noncontrolling interests:
Redeemable noncontrolling interest in loss of consolidated entity	0	0	0	2
Noncontrolling interests of common units in Operating Partnership	(103)	0	(195)	0
Comprehensive (income) loss attributable to noncontrolling interests	(103)	0	(195)	2
Comprehensive income attributable to the Company	$26,847	$22,321	$48,661	$35,656

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income attributable to common shareholders	$26,507	$14,919	$35,182	$12,375
Depreciation	31,336	27,644	92,483	83,194
Amortization of deferred lease costs	97	69	271	225
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	0	0	0	(2)
Noncontrolling interests of common units in Operating Partnership	116	0	224	0
Less: Net gain on sale of property	0	(760)	0	(760)
FFO	$58,056	$41,872	$128,160	$95,032
Management transition and severance costs	614	0	1,540	579
Preferred share issuance costs	0	0	4,417	731
Acquisition transaction costs	156	153	4,057	574
Tax adjustment related to disposition	0	244	0	244
Non-cash ground rent	114	116	342	232
Mezzanine loan discount amortization	(491)	0	(491)	0
Adjusted FFO	$58,449	$42,385	$138,025	$97,392

Weighted Average number of common shares and units outstanding:
Basic	86,172,884	84,640,196	85,574,631	80,392,686
Diluted	86,353,257	84,752,112	85,745,843	80,559,299

FFO per diluted share/unit	$0.67	$0.49	$1.49	$1.18
Adjusted FFO per diluted share/unit	$0.68	$0.50	$1.61	$1.21

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income attributable to common shareholders	$26,507	$14,919	$35,182	$12,375
Interest expense	14,110	9,856	38,391	29,566
Income tax expense (1)	4,943	3,369	6,920	5,782
Depreciation and amortization	31,480	27,765	92,911	83,572
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	0	0	0	(2)
Noncontrolling interests of common units in Operating Partnership	116	0	224	0
Distributions to preferred shareholders	4,166	7,402	17,567	22,550
EBITDA	$81,322	$63,311	$191,195	$153,843
Management transition and severance costs	614	0	1,540	579
Preferred share issuance costs	0	0	4,417	731
Acquisition transaction costs	156	153	4,057	574
Net gain on sale of properties	0	(760)	0	(760)
Non-cash ground rent	114	116	342	232
Mezzanine loan discount amortization	(491)	0	(491)	0
Adjusted EBITDA	$81,715	$62,820	$201,060	$155,199
Corporate expense	6,190	5,128	17,004	14,968
Interest and other income	(3,221)	(1,172)	(5,686)	(3,650)
Hotel level adjustments, net	(246)	11,186	(2,011)	26,712
Hotel EBITDA	$84,438	$77,962	$210,367	$193,229
(1) Includes amounts from discontinued operations.
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
Hotel EBITDA includes all properties owned as of September 30, 2012 for the Company's period of ownership in 2012 and the comparable period in 2011. Exceptions: Hotel EBITDA excludes March period of ownership for Hotel Palomar, Washington, DC. Hotel EBITDA for all stated periods excludes any properties the Company has sold.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Room	$167,437	$158,797	$447,576	$424,451
Food and beverage	52,896	55,336	155,797	157,860
Other	15,181	14,821	41,156	39,280
Total hotel revenues	235,514	228,954	644,529	621,591

Expenses:
Room	39,663	38,178	111,615	108,117
Food and beverage	37,748	38,925	111,077	112,203
Other direct	5,581	5,973	15,692	16,209
General and administrative	17,035	17,215	49,530	48,668
Sales and marketing	14,241	14,092	42,544	40,808
Management fees	8,360	7,925	21,390	21,037
Property operations and maintenance	7,625	7,869	22,947	22,630
Energy and utilities	6,312	6,653	17,870	18,492
Property taxes	10,480	10,539	29,977	29,545
Other fixed expenses	4,031	3,623	11,520	10,653
Total hotel expenses	151,076	150,992	434,162	428,362

Hotel EBITDA	$84,438	$77,962	$210,367	$193,229
Note:
This schedule includes operating data for all properties owned as of September 30, 2012 for the Company's period of ownership in 2012 and the comparable period in 2011. Exceptions: The schedule excludes the March period of ownership for Hotel Palomar, Washington, DC. All stated periods exclude any properties the Company has sold. Hotel EBITDA margin is calculated by dividing hotel EBITDA for the period by the total hotel revenues for the period.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Total Portfolio
Occupancy	86.7%	85.2%	80.8%	80.3%
Increase	1.7%		0.6%
ADR	$205.75	$199.21	$200.87	$192.69
Increase	3.3%		4.2%
RevPAR	$178.43	$169.80	$162.26	$154.80
Increase	5.1%		4.8%
Note:
This schedule includes operating data for all properties owned as of September 30, 2012 for the Company's period of ownership in 2012 and the comparable period in 2011. All stated periods exclude any properties the Company has sold.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties, impairment write-downs and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company's liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.